UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2005 (March 22, 2006)
Local Telecom Systems, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
2-42114
(Commission File Number)
75-1310613
(IRS Employer Identification No.)
1845 Woodall Rogers, Suite 1020 — Dallas, TX (75201)
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (214) 468-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
Local Telecom Systems, Inc.
Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
Effective March 23, 2006, Registrant acquired most of the tangible and intangible assets of L&M Mortgage Investors, Inc. (“L&M”) of San Antonio, Texas. L&M retained all of its cash, federal, state and local tax refunds, the land and building where its offices were located, insurance policies relating to L&M’s business and its corporate charter.
The aggregate purchase price of $1,005,000 paid to L&M was comprised of the following:
•	640,000 shares of Registrant’s common stock valued at $1.25 per share or $800,000 (the “Common Stock”).

•	$105,000 of cash paid at the closing of the acquisition.

•	A promissory note in the principal amount of $100,000. It is a non-bearing interest note that is due on or before November 22, 2006.

•	Additionally, 250,000 warrants were collectively issued to purchase Registrant’s Common Stock. The 250,000 warrants shall be issued equally to Reynaldo Lerma and Keith Morgan and said warrants are at an exercise price of $1.50 per share. All 250,000 warrants have a two-year exercise period.
Item 2.02 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 22, 2006, Registrant obtained a loan of $325,000 from Charter Private, Equity, L.P., a Texas limited partnership of Dallas, Texas, (“Charter”) which bears interest at eighteen percent (18%) per annum and has a due date of June 20, 2006. As additional consideration and as an accommodation for making said loan, Registrant shall issue to Charter warrants (“Warrants”) for the purchase of

1,200,000 shares of Registrant’s common stock at an exercise price of 50% of the fair market value of the Registrant’s common stock at the time the Warrants are exercised.
Warrants evidencing the right to purchase 80,000 shares of Common Stock covered by the Warrants (“Specific Warrants”) shall be subject to a “put” whereby, within thirty (30) days following the maturity date of the note, Charter may require Registrant to purchase the Specific Warrants from Charter for the sum of $90,554. Registrant may, within thirty (30) days after the expiration of the “put,” require Charter to sell the Specific Warrants to Registrant for the sum of Ninety $90,554. If the Specific Warrants are not exercise then the Specific Warrants may be exercised on the terms and during the period as the other Warrants granted to Charter.
The Warrants expire, if unexercised, on March 21, 2011. The proceeds of this loan were used to pay for the cash portion of the purchase price for the L&M acquisition and the remainder was used as working capital.
Section 9 — Financial Statements and Exhibits
(a) Financial Statements of the Businesses Acquired. The Registrant expects that the audited financial statements required by this item 9.01 of L&M will be completed and filed by amendment to this Form 8-K Current Report within 71 days after the date of this Form 8-K Current Report.
(b) Pro Forma Financial Information. The Registrant expects that the pro forma financial statements required by this item 9.01 will be completed and filed by amendment to this Form 8-K Current Report not later than 71 days after the date of this Form 8-K Current Report.
Exhibit No. Description
10.1 Agreement for sale and purchase of Assets, dated March 23, 2006, by and between MBI Mortgage, Inc. and L&M Mortgage Investors, Inc., a Texas corporation, Reynaldo Lerma, and Keith Morgan.
10.2 Promissory Note from Registrant to L&M Mortgage Investors, Inc., a Texas corporation, dated March 23, 2006 for $100,000.
10.3 Promissory Note from Registrant to Charter Private Equity, L.P., a Texas limited partnership, dated March 22, 2006 for $325,000.
10.4 Loan Agreement between MBI Mortgage, Inc., a Texas corporation and Charter Private Equity, L.P., a Texas limited partnership, dated March 22, 2006.

10.5. Security Agreement between MBI Mortgage, Inc., a Texas corporation and Charter Private Equity, L.P. a Texas limited partnership, dated March 22, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL TELECOM SYSTEMS, INC. (Registrant) Date: March 29, 2006
/s/ Patrick McGeeney
Patrick McGeeney, President and Chief Executive Officer